                                                                   EXHIBIT 10.27

                          DEVELOPMENT, MANUFACTURING
                             AND SUPPLY AGREEMENT

     THIS DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT, dated this 19th day of May, 1998 (the "Effective Date"), is made by and between NETOPIA, INC, a Delaware corporation ("Netopia"), and COPPER MOUNTAIN NETWORKS, INC., a California corporation ("CMN").

                                    RECITALS

1. Netopia and CMN wish to have Netopia develop a Digital Subscriber Line ("SDSL") Router to be sold under different product names by both Netopia and CMN; and

2. CMN desires to sell to Netopia, and Netopia desires to purchase from CMN and resell under Netopia's name, CMN's CopperRocket 201, an SDSL access device on the terms and subject to the conditions set forth herein.

ACCORDINGLY, CMN and Netopia hereby agree as follows:

                                   ARTICLE 1

                 DEFINITIONS; APPOINTMENT OF NETOPIA AND CMN;
                            DEVELOPMENT OBLIGATIONS

     1.1  DEFINITIONS.  The following definitions shall apply to this Agreement:

               (A) "CARRIER" shall mean any Regional Bell Operating Company, incumbent local exchange carrier or competitive local exchange carrier.

               (B) "CONFIDENTIAL INFORMATION" means any confidential or proprietary information of either party, including information related to the Intellectual Property of either party, and any other information relating to any composite, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present or future products, sales, suppliers, Customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

                    (I) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                    (II) is known by the receiving party at the time of receiving such information, as evidenced by its records;

                    (III) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

                                       1.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                    (IV) is independently developed by the receiving party without the aid, application or use of information of the other party; or

                    (V) is the subject of a written permission to disclose provided by the disclosing party.

          (C) "COPPERROCKET 201" shall mean the customized CMN SDSL access device which CMN manufactures and markets under the "Copper Mountain CopperRocket 201" product name, consistent with the specifications set forth in Exhibit A, and which Netopia shall market under the "SDSL LAN Modem" product name. The CMN part number for this product is 700-030-20.

          (D) "CUSTOMERS" of (i) Netopia shall include Carriers, Resellers and End Users, and (ii) CMN shall include Carriers and Resellers.

          (E) "END USERS" shall mean final retail purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution.

          (F) "INTELLECTUAL PROPERTY" shall mean means all copyrights, trademarks, service marks, trade secrets, patents, patent applications, moral rights, contract rights, technology, know-how and other proprietary rights now known or hereafter recognized.

          (G)  "PRODUCTS" shall mean the "SDSL Router" and "CopperRocket 201."

          (H) "RESELLER" shall mean any value added reseller, distributor, dealer or Internet Service Provider ("ISP") which, in the regular course of business, resells or redistributes Products pursuant to an agreement with Netopia or CMN.

          (I) "SDSL NETWORK EQUIPMENT" shall refer collectively to SDSL access devices (such as the CopperRocket 201) used in conjunction with central office SDSL Multiplexor equipment developed by CMN and purchased by Carriers.

          (J) "SDSL ROUTER" shall mean the product which Netopia develops and manufactures pursuant to this Agreement, consistent with the specifications set forth in Exhibit B, and which Netopia will market under the "Netopia SDSL Router" product name and CMN will market under the "Copper Mountain CopperRocket 301" product name.

          (K) "UPGRADE TO UNLIMITED VERSION" shall mean firmware and software supplied by Netopia to End Users to upgrade from the 12-user version of the SDSL Router to the unlimited user version of the SDSL Router. This upgrade can only be installed by End Users on a post-sales basis.

   1.2  APPOINTMENT OF NETOPIA AND CMN; SALE AND DISTRIBUTION.

          (A) Netopia hereby grants to CMN the non-exclusive right to sell and distribute worldwide the SDSL Router to its Customers during the term of this

                                       2.

Agreement. CMN hereby grants to Netopia the non-exclusive right to sell and distribute worldwide the CopperRocket 201 to its Customers during the term of this Agreement.

          (B) Any Customer of either party may not reproduce or modify any of the Products and shall abide by all the terms and conditions set forth herein relating to the Products. Each party will take reasonable steps necessary to insure that its Customers abide by such terms and conditions.

   1.3  DEVELOPMENT AND MANUFACTURING OBLIGATIONS.

          (A) In connection with the development of the SDSL Router, CMN will provide Netopia all technical and product marketing documents required to allow Netopia to develop, design, and manufacture the SDSL Router. In developing the SDSL Router, Netopia will have access to CMN's Intellectual Property which may be incorporated in the SDSL Router. CMN and Netopia will work cooperatively on the development of the SDSL Router, and Netopia will consult with CMN on future product development and enhancements. It is the intent of the parties that each of Netopia and CMN will continue to own exclusively and maintain their respective Intellectual Property, and that no transfer of ownership of any Intellectual Property is intended by virtue of this Agreement. In the case of software transferred by Netopia back to CMN for maintenance, in its core CopperRocket 201 software code base, CMN shall retain full rights to these modifications to its core software code base. During the course of manufacturing, both companies will notify the other of any changes in the form, fit, or function of the SDSL Router hardware or firmware or CopperRocket 201 hardware or firmware.

          (B) In consideration of CMN granting Netopia access to and the right to use certain CMN Intellectual Property in connection with development of the SDSL Router, Netopia agrees that it will pay CMN royalties, as set forth in Exhibit C, for all sales of the SDSL Router made by Netopia, excluding sales to CMN of the version of the SDSL Router to be marketed by CMN under the CopperRocket 301 product name. The obligation of Netopia to pay royalties to CMN shall expire at such time as the parties agree in writing that CMN's SDSL Network Equipment has become an industry standard. For example, CMN's SDSL Network Equipment shall be considered an industry standard if a mutually recognized standards body adopts CMN's SDSL Network Equipment as an industry standard. If CMN provides substantially the same Intellectual Property to a third party that CMN provides to Netopia pursuant to the terms of this Agreement on more favorable pricing terms or free of charge, then Netopia's obligation to pay royalties to CMN hereunder shall expire upon such transfer of Intellectual Property to such third party.

          (C) Netopia will be the sole manufacturer of the SDSL Router. CMN will be the sole manufacturer of the CopperRocket 201. CMN agrees that it will reimburse Netopia for all non-recurring manufacturing expenditures associated with CMN's unique manufacturing requirements for the SDSL Router, including, but not limited to, producing the user's guide and packaging materials, as well as any additional system or manufacturing testing that CMN requires. Netopia agrees that it will reimburse CMN for all non-recurring manufacturing expenditures associated with Netopia's unique manufacturing requirements for the CopperRocket 201, including, but not limited to, producing the user's guide and packaging materials, as well as any additional system or

                                       3.

manufacturing testing that Netopia requires. It is the intent of the parties that the SDSL Router as marketed and sold by Netopia and CMN shall be functionally identical, and that the CopperRocket 201 as sold by Netopia and CMN shall be functionally identical.

                                   ARTICLE 2

                                PURCHASE ORDERS

   2.1 ISSUANCE AND ACCEPTANCE OF PURCHASE ORDERS. The parties may purchase Products as described below:

          (A) CMN shall place orders for the SDSL Router, and Netopia shall place orders for the CopperRocket 201, pursuant to written purchase orders ("Purchase Order(s)"). Each Purchase Order shall specify: (i) Product model and part number; (ii) price; (iii) quantity requested; (iv) requested shipment dates; and (v) exact "ship-to" and "invoice-to" addresses. To the extent that any such Purchase Order contains terms or conditions inconsistent with the terms of this Agreement, such inconsistent terms and conditions are hereby deemed rejected without further action by the selling party. Purchase orders may be placed by fax or electronically transferred provided that it is followed by a written confirmation within five (5) working days. Such written confirmation shall be clearly marked "Confirmation of Prior Order". It is the intent of the parties that a Purchase Order will be placed by each party at least once every ninety (90) days to reflect such party's expected purchases during the succeeding ninety (90) day period.

          (B) All Purchase Orders are subject to written acceptance by the selling party at its principal place of business.

          (C) Minimum Purchase Order amount is three hundred (300) units of a Product. Each Purchase Order may request delivery over a six month period; provided, however, that the minimum shipment quantity is fifty (50) units of a Product. The Purchase Order can mix and match any product defined in Exhibit C so long as the total order is equal to or greater than 300 units.

          (D) CMN acknowledges that Netopia's current standard lead time to fulfill a Purchase Order for SDSL Routers is twelve (12) weeks, and Netopia acknowledges that CMN's current standard lead time to fulfill a Purchase Order for CopperRocket 201s is ten (10) weeks. Notwithstanding the foregoing, the parties will exercise their best efforts to fulfill Purchase Orders in an expeditious manner.

   2.2 PARTIAL SHIPMENTS. Unless the purchasing party clearly advises the selling party to the contrary in writing, and subject to the provisions of
Section 2.1(c), the selling party may make partial shipments on account of the purchasing party's Purchase Orders, which shipments shall be separately invoiced and paid for when due, without regard to subsequent deliveries. Delay in delivery of any partial installment shall not relieve the purchasing party of its obligation to accept the remaining installments. Accepted Purchase Orders for any Product not shipped during the month for which delivery was

                                       4.

scheduled will remain in effect, unless canceled in whole or in part by either party upon written notice to the other party.

                                   ARTICLE 3

                      DELIVERY AND ACCEPTANCE OF PRODUCTS

     3.1 DEFECTIVE PRODUCTS. In the event any Products are rejected because they have been received in a defective condition, the purchasing party may return the Products for full credit or exchange, at the selling party's option, consistent with the selling party's standard return procedures.

     3.2 TRANSPORTATION OF PRODUCTS. The selling party shall deliver the Products to the purchasing party at the location shown and on the delivery date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Charges for transportation of the Products shall be paid by the purchasing party. The selling party shall use only those common carriers pre-approved by the purchasing party or listed in the purchasing party's published routing instructions, unless prior written approval of the purchasing party is received. In the absence of specific instructions, the selling party will select the common carrier, but such common carrier shall not be the agent of the selling party, nor shall the selling party assume any liability with regard to any shipment. The selling party shall not be liable for any damages or penalty for delay in delivery by the common carrier.

     3.3 TITLE AND RISK OF LOSS. Title (subject to Section 9.3) and risk of loss or damage to Products shall pass to the purchasing party at the time that the Products are delivered to a common carrier for delivery to the purchasing party.

                                   ARTICLE 4

                         REPRESENTATIONS, WARRANTIES,
                          INDEMNITIES AND LIABILITIES

     4.1 USE OF INTELLECTUAL PROPERTY. Each party hereby represents and warrants that it shall use the other party's Intellectual Property only to the extent required to accomplish the purposes of this Agreement, and not for any other purpose whatsoever.

     4.2  WARRANTY.

             (A) For a period of one (1) year after delivery, Netopia warrants to CMN that the SDSL Routers shall be free from material defects in workmanship and materials under normal use and service and shall operate substantially in accordance with the specifications set forth in Exhibit B and in the documentation provided to CMN. This warranty does not apply to any SDSL Router that (a) has been altered, modified, or improperly repaired by anyone other than Netopia, (b) has been the subject of misuse, negligence, accident, or improper storage or installation, or (c) has been used or maintained in any manner other than in accordance with documentation provided by Netopia. Netopia shall repair or replace any defective SDSL Router returned by CMN during such one (1) year period.

                                       5.

             (B) For a period of one (1) year after delivery, CMN warrants to Netopia that the CopperRocket 201s shall be free from material defects in workmanship and materials under normal use and service and shall operate substantially in accordance with the specifications set forth in Exhibit A and in the documentation provided to Netopia. This warranty does not apply to any CopperRocket 201 that (a) has been altered, modified, or improperly repaired by anyone other than CMN, (b) has been the subject of misuse, negligence, accident, or improper storage or installation, or (c) has been used or maintained in any manner other than in accordance with documentation provided by CMN. CMN will repair or replace any defective CopperRocket 201 returned by Netopia during such one (1) year period.

             (C) Each party's sole obligation under the warranties set forth herein shall be to repair or replace defective Products, or, at the selling party's sole option, to refund the applicable purchase price paid for a defective Product.

             (D) THE WARRANTIES DESCRIBED OR REFERRED TO HEREIN ARE THE FULL AND COMPLETE STATEMENTS OF WARRANTY ASSOCIATED WITH THE SDSL ROUTER AND NETOPIA HEREBY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WITH REGARD TO THE SDSL ROUTER. NETOPIA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS OF THE SDSL ROUTER FOR A PARTICULAR PURPOSE OR USE BY CMN OR CUSTOMERS OF CMN. THE LIABILITY OF NETOPIA, ITS AGENTS, REPRESENTATIVES AND EMPLOYEES TO CMN FOR DAMAGES OR ALLEGED DAMAGES WHETHER IN CONTRACT (INCLUDING BREACH OF WARRANTY) OR TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE) WITH RESPECT TO THE SDSL ROUTER IS LIMITED TO AND SHALL NOT EXCEED THE AMOUNT PAID BY CMN FOR THE PARTICULAR PRODUCT GIVING RISE TO THE DAMAGES.

             (E) THE WARRANTIES DESCRIBED OR REFERRED TO HEREIN ARE THE FULL AND COMPLETE STATEMENTS OF WARRANTY ASSOCIATED WITH THE COPPERROCKET 201 AND CMN HEREBY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WITH REGARD TO THE COPPERROCKET 201. CMN SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS OF THE COPPERROCKET 201 FOR A PARTICULAR PURPOSE OR USE BY CMN OR CUSTOMERS OF NETOPIA. THE LIABILITY OF CMN, ITS AGENTS, REPRESENTATIVES AND EMPLOYEES TO CMN FOR DAMAGES OR ALLEGED DAMAGES WHETHER IN CONTRACT (INCLUDING BREACH OF WARRANTY) OR TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE) WITH RESPECT TO THE COPPERROCKET 201 IS LIMITED TO AND SHALL NOT EXCEED THE AMOUNT PAID BY NETOPIA FOR THE PARTICULAR PRODUCT GIVING RISE TO THE DAMAGES.

                                       6.

     4.3  PROPRIETARY RIGHTS INDEMNIFICATION.

             (A) Subject to CMN's compliance with Section 4.3(b), Netopia hereby represents and warrants that the SDSL Router and its sale and use hereunder do not infringe upon any copyright or trade secret of any third party. Netopia shall defend, indemnify and hold CMN and its directors, officers, employees and agents harmless from and against any suit, claim, action, demand, liability, loss, cost or expense (including reasonable legal expenses and attorney's fees) finally awarded by a court or tribunal of competent jurisdiction resulting from or arising directly or indirectly out of any breach of the foregoing warranties; provided that Netopia is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged breach and is given authority, information and assistance necessary to defend or settle said suit or proceeding.

             (B) CMN hereby represents and warrants that the CopperRocket 201 and its sale and use hereunder do not infringe upon any copyright or trade secret of any third party. CMN further represents and warrants that CMN has all rights necessary to provide the Intellectual Property made available to Netopia in connection with the development of the SDSL Router. CMN shall defend, indemnify and hold Netopia and its directors, officers, employees and agents harmless from and against any suit, claim, action, demand, liability, loss, cost or expense (including legal expenses and reasonable attorney's fees) finally awarded by a court or tribunal of competent jurisdiction resulting from or arising directly or indirectly out of any breach of the foregoing warranties; provided that CMN is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged breach and is given authority, information and assistance necessary to defend or settle said suit or proceeding.

             (C) Netopia shall have the right, at its sole option and at its expense, to either (i) procure for CMN the right to continue to use the infringing SDSL Router as set forth in this Agreement, or (ii) replace or modify the infringing SDSL Router to make its use non-infringing while being capable of performing the same function without degradation of performance. Netopia shall have no liability under this Section 4.3 for any infringement based on the use of the SDSL Router with any other products not provided by Netopia; if the SDSL Router is not used in a manner for which it was not designed; if the SDSL Router is used in an infringing process; or if the claimed infringement arises out of information or materials delivered by CMN to Netopia in connection with development of the SDSL Router, or from a modification of the SDSL Router after delivery by Netopia. Netopia's obligations hereunder shall not apply to any infringement occurring after Netopia has received notice alleging the infringement unless Netopia has given CMN written permission for such continuing infringement.

             (D) CMN shall have the right, at its sole option and at its expense, to either (i) procure for Netopia the right to continue to use the infringing CopperRocket 201 as set forth in this Agreement, or (ii) replace or modify the infringing CopperRocket 201 to make its use non-infringing while being capable of performing the same function without degradation of performance. Netopia shall have no liability under this Section for any infringement based on the use of the CopperRocket 201 with any other products not

                                       7.

provided by CMN; if the CopperRocket 201 is not used in a manner for which it was not designed; if the CopperRocket 201 is used in an infringing process; or if the claimed infringement arises from a modification of the CopperRocket 201 after delivery by CMN. CMN's obligations hereunder shall not apply to any infringement occurring after CMN has received notice alleging the infringement unless CMN has given Netopia written permission for such continuing infringement.

             (E) The foregoing states each party's entire liability with regard to infringement of either party's Intellectual Property.

     4.4 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY NOR ITS AGENTS, REPRESENTATIVES OR EMPLOYEES SHALL BE LIABLE TO THE OTHER PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF THE OTHER PARTY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE 5

                              PRICES AND PAYMENT

     5.1  PRICES FOR PRODUCTS.

             (A) Prices for Products shall be determined as set forth in Exhibit C. With respect to sales to Customers, neither party shall be bound by any of the other party's suggested list prices. The terms and conditions of payment set forth in this Agreement shall apply to all purchases of the SDSL Router by CMN from Netopia and all purchases of the CopperRocket 201 by Netopia from CMN, irrespective of any provisions in either party's Purchase Orders or other business forms.

             (B) Subject to any other written agreement of the parties, each party has the right at any time to change Customer list prices for the Products and to issue new applicable price lists or bulletins. Each party will honor all orders accepted prior to the effectiveness of any price increase; provided and to the extent that such orders call for delivery within thirty days from the placement of the order. All Products for delivery later than thirty (30) days will be at the new price. In the event that prices decrease, the purchasing party shall pay the new lower price for all Product shipments after the effective date of the price decrease.

     5.2  PAYMENT.

             (A) Terms of payment are net 30 days from date of invoice. Invoices not paid within 30 days from date of invoice shall be subject to a one and one half percent (1.5%) per month late payment charge (or in the event such late payment charge is deemed to be interest, the maximum interest rate permitted by law, whichever is lower) on the overdue amount from date of invoice to the date of payment.

                                       8.

             (B) In addition to any other right or remedy, either party at its option may require payment upon delivery on any Purchase Order placed by the other party if, in the opinion of the selling party, the purchasing party's credit has become impaired. The selling party also may cancel any accepted Purchase Orders or refuse or delay shipment of any accepted Purchase Orders if the purchasing party continues to be delinquent in payment of its obligations ten (10) days after the purchasing party's receipt of written notice from the selling party regarding such delinquency. The cancellation of any such Purchase Orders or the withholding of shipments shall not be construed as a termination (unless the selling party so advises the purchasing party) or breach of this Agreement by the purchasing party.

             (C) With respect to the royalty payments to be paid by Netopia to CMN for sales of the SDSL Router by Netopia, as described in Exhibit C, Netopia shall make all royalty payments on a quarterly basis, within thirty (30) days after the end of each calendar quarter. The parties expressly agree that Netopia shall make royalty payments only with respect to sales of the SDSL Router marketed under the Netopia SDSL Router product name, and that no royalties shall be owed or payable with respect to sales of the SDSL Router marketed under the Copper Mountain CopperRocket 301 product name. As provided in Exhibit C, Netopia shall pay royalties at a different and higher rate with respect to sales by Netopia of the SDSL Router to Carriers that have been referred to Netopia by CMN. Such higher rate royalties shall only be payable by Netopia to CMN for sales to Carriers that purchase more than two hundred fifty (250) units of the SDSL Router in any and all ninety (90) day periods beginning with the initial Purchase Order placed by such Carrier and the first such purchase is made within six months after CMN notifies Netopia in writing that it has referred the Carrier as a prospective Customer to Netopia. Notwithstanding the foregoing, as provided in Section 1.3(b), the obligation of Netopia to pay royalties to CMN shall expire at such time as the parties agree in writing that CMN's implementation of the SDSL technology has become an industry standard.

     5.3 RECORDS AND AUDITS. During the term of this Agreement and for a period of two years thereafter, Netopia shall keep complete and accurate records in sufficient detail to permit CMN to confirm the accuracy of all payments due hereunder. CMN shall have the right to cause an independent, certified public accountant reasonably acceptable to Netopia to audit such records to confirm royalty payments for the preceding year. Such audits may be exercised during normal business hours no more than once in any 12-month period upon at least 30 days' prior written notice to Netopia. CMN shall bear the full cost of such audit unless such audit discloses an underpayment by more than five percent (5%) of the amount due under this Agreement. In such case, Netopia shall bear the full cost of such audit.

     5.4 TAXES. Prices in Exhibit C do not include sales taxes which shall be the sole and exclusive responsibility of the purchasing party. Concurrently with the execution hereof, the purchasing party shall provide the selling party with valid reseller certifications. However, any taxes which may arise from the sale of Products will be retroactively added to prices in the event the selling party becomes liable to pay or bear the burden thereof, other than taxes relating to the selling party's income. Should the selling party not bill taxes at the time of sale, the purchasing party shall be deemed to

                                       9.

have agreed to pay promptly such taxes whenever billed, irrespective of the reason for late billing.

     5.5 REPORTS. Each party will provide ninety (90) day rolling forecasts by Product to the other party by the 1st day of each month. In addition, each party will provide quarterly inventory-on-hand reports and quarterly sales-out reports by Customer to the other party within forty-five (45) days after the end of each calendar quarter. All such information shall be deemed Confidential Information of CMN and Netopia, as applicable, as provided in Section 9.1 hereof.

                                   ARTICLE 6

                             TERM AND TERMINATION

     6.1 TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier by either party as set forth in this Agreement, shall remain in full force and effect for a term of three (3) years, and may be amended in writing for successive one (1) year terms.

     6.2 TERMINATION. Either party may terminate this Agreement if any of the following events of default occur: (a) if either party materially fails to perform or comply with this Agreement or any provision hereof; (b) if either party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (c) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by each party; or (d) if such a petition is filed by any third party, or an application for a receiver of either party is made by anyone and such petition or application is not resolved favorably to such party within sixty (60) days.

     6.3 MANNER OF TERMINATION. Termination due to a breach of Sections 1.1(a), 8.1, 8.2 (a), 9.1, or an assignment in violation of 9.4 shall be effective upon notice. In all other cases termination shall be effective thirty (30) days after notice of termination to the defaulting party if the defaults have not been cured within such thirty (30) day period. The rights and remedies of the parties provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

     6.4 RIGHTS UPON TERMINATION. Upon termination of this Agreement, the due date of all invoices for Products shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if
longer terms had been provided previously.   Upon termination or natural
expiration of this Agreement, (a) CMN shall discontinue holding itself out as a distributor or seller of the SDSL Router, (b) CMN shall discontinue all use of Netopia trademark(s) and, upon request, deliver to Netopia or destroy all material upon which such name(s) and the associated trademarks appear, and (c) CMN shall promptly return to Netopia all Netopia Software, documentation and Confidential Information supplied hereunder. Upon termination or natural expiration of this Agreement, (a) Netopia shall discontinue holding itself out as a distributor or seller of the CopperRocket 201, (b) Netopia shall discontinue all use of CMN trademark(s) and, upon request, deliver to CMN or destroy all material upon which

                                      10.

such name(s) and the associated trademarks appear, and (c) Netopia shall promptly return to CMN all software, documentation and Confidential Information supplied by CMN to Netopia hereunder.

     6.5 EFFECT OF TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

                                   ARTICLE 7

                          OBLIGATIONS OF THE PARTIES

     In addition to the other obligations of the parties set forth in this
Agreement:

     7.1  CMN shall:

             (A) use commercially reasonable efforts to promote sales of the SDSL Router and to provide referrals to Netopia of prospective Carrier customers;

             (B) comply with all applicable local and federal laws and regulations;

             (C) employ and train a sufficient number of people (i) market and support the SDSL Router, and (ii) to carry out all other obligations and responsibilities of CMN under this Agreement;

             (D) employ and train sales personnel with extensive technical knowledge of computer products in general, and reasonably extensive knowledge of the SDSL Router, in particular, and shall direct its employees to take part in educational programs which may be established by Netopia;

             (E) furnish Netopia, at its reasonable request, specification sheets, literature and other advertising materials and technical data for CMN's entire product line as appropriate;

             (F) meet with Netopia no less than every 90 days to conduct a sales, marketing, R&D, and operations review; and

             (G) use its best efforts to ensure continued interoperability between the Products, and other CMN DSLAM equipment, regardless of whether this Agreement has terminated or expired.

     7.2  Netopia shall:

             (A) use commercially reasonable efforts to promote sales of the CopperRocket 201;

             (B) comply with all applicable local and federal laws and regulations;

                                      11.

             (C) employ and train a sufficient number of people (i) to service market and support the CopperRocket 201, and (ii) to carry out the obligations and responsibilities of Netopia under this Agreement;

             (D) employ and train sales personnel with extensive technical knowledge of computer products, in general, and reasonably extensive knowledge of the CopperRocket 201 in particular, and shall direct its employees to take part in educational programs which may be established by CMN;

             (E) furnish CMN, at its reasonable request, specification sheets, literature and other advertising materials and technical data for Netopia's entire product line as appropriate;

             (F) meet with CMN no less than every 90 days to conduct a sales, marketing, R&D, and operations review; and

             (G) use its best efforts to ensure continued interoperability between the Products, and other CMN DSLAM equipment, regardless of whether this Agreement has terminated or expired.

     7.3 MARKETING ACTIVITIES. In addition to the obligations set forth above, the parties will work cooperatively with respect to marketing activities for the Products. Specifically, CMN will assist Netopia in its marketing to its Customers, and Netopia will assist CMN in its marketing to its Customers. The parties will confer on a regular basis regarding their respective marketing assistance activities in order to maximize each party's sales of the Products.

     7.4 CUSTOMER SUPPORT. Each party will provide free training to the other party's customer support personnel. The escalation procedure for transmission-related problems relating to the CopperRocket 201 or the SDSL Router will be to the Carrier and then to CMN. Escalation procedure for all routing-related problems relating to all SDSL Router Products covered hereunder will be to the Carrier and then to Netopia.


                                   ARTICLE 8

                     LABELING , TRADEMARKS AND TRADENAMES

     8.1  TRADEMARK USAGE.

             (A) CMN shall market the SDSL Router under the product name "Copper Mountain CopperRocket 301." CMN will include Netopia's trademark on the packaging of the SDSL Router as agreed between the parties. CMN's use of any Netopia trademark or tradename on or in connection with the SDSL Router shall be as agreed in writing between the parties. CMN agrees to use the appropriate trademark symbol (either "" or "(R)" in a superscript) and clearly indicate Netopia's ownership of its trademark(s) whenever the SDSL Router is first mentioned in any advertisement, brochure or in any other manner in connection with the SDSL Router. CMN shall not, at any time, use any name or trademark confusingly similar to a Netopia trademark, trade name and/or product name and agrees that its use of such Netopia trademark(s), trade name(s) and/or product name(s) shall not directly or indirectly create in or for CMN any right, title or interest therein. CMN shall not use or imitate the trade dress of Netopia products. CMN

                                      12.

shall undertake no action that will interfere with or diminish Netopia's right, title and/or interest in Netopia's trademark(s) or trade name(s). Netopia shall have the right to control all aspects of the manner in which its trademarks are used and CMN will comply with all published guidelines, now or hereafter, relating to Netopia trademark usage.

             (B) CMN shall submit the SDSL Router in proposed finished goods form, consistent with the specifications set forth in Exhibit B, to Netopia for approval prior to distribution, which approval shall not be unreasonably withheld. CMN shall, upon request, provide Netopia samples of all CMN literature which uses a Netopia trademark or tradename. Upon request, from time to time, CMN shall provide Netopia with a copy of the SDSL Router in finished goods form. To the extent that the CMN materials contain any Confidential Information, such information shall be fully subject to the confidentiality provisions hereof.

             (C) Netopia shall market the CopperRocket 201 under the product name "Netopia SDSL LAN Modem." Netopia will include CMN's trademark on the packaging of the CopperRocket 201 as agreed between the parties. Netopia's use of any CMN trademark or tradename on or in connection with the CopperRocket 201 shall be as agreed in writing between the parties. Netopia agrees to use the appropriate trademark symbol (either "" or "(R)" in a superscript) and clearly indicate CMN's ownership of its trademark(s) whenever the CopperRocket 201 is first mentioned in any advertisement, brochure or in any other manner in connection with the CopperRocket 201. Netopia shall not, at any time, use any name or trademark confusingly similar to a CMN trademark, trade name and/or product name and agrees that its use of such CMN trademark(s), trade name(s) and/or product name(s) shall not directly or indirectly create in or for Netopia any right, title or interest therein. Netopia shall not use or imitate the trade dress of CMN products. Netopia shall undertake no action that will interfere with or diminish CMN's right, title and/or interest in CMN's trademark(s) or trade name(s). CMN shall have the right to control all aspects of the manner in which its trademarks are used and Netopia will comply with all published guidelines, now or hereafter, relating to CMN trademark usage.

             (D) Netopia shall submit the CopperRocket 201 in proposed finished goods form to CMN for approval prior to distribution, which approval shall not be unreasonably withheld. Netopia shall, upon request, provide CMN samples of all Netopia literature which uses a CMN trademark or tradename. Upon request, from time to time, Netopia shall provide CMN with a copy of the CopperRocket 201 in finished goods form. To the extent that the Netopia materials contain any Confidential Information, such information shall be fully subject to the confidentiality provisions hereof.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1 CONFIDENTIAL INFORMATION. Each party acknowledges that in the course of performance of its obligations pursuant to this Agreement, it may obtain certain Confidential Information of the other party. During the term of this Agreement and for a

                                      13.

period of five (5) years thereafter, each party hereby agrees that it shall hold all such Confidential Information disclosed to it by the other party, its subsidiaries, or Customers, whether before or after the Effective Date, in strict confidence and shall use such Confidential Information solely for the purposes specified in this Agreement. Neither party shall duplicate or disclose to any third party any Confidential Information of the other party without the other party's prior written consent. Upon termination of this Agreement, each party shall upon request return to the other party all Confidential Information (including all copies thereof) then in each party's possession, custody or control. The obligations of confidentiality contained in this Agreement shall not apply with respect to any information to the extent the receiving party can demonstrate by competent evidence that (a) the receiving party is required to disclose such information by law or by order of a court of competent jurisdiction, (b) the disclosed information has become part of the public domain other than as a result of actions of the receiving party or its affiliates in violation hereof, (c) that the disclosed information is already in the possession of the receiving party without obligation of confidence, (d) the disclosed information has been independently developed by the receiving party, or (e) the disclosed information is rightfully received from a third party without obligation of confidence. The provisions of this Section 9.1 shall survive the term of termination of this Agreement for any reason.

     9.2 BUSINESS CONDUCT. The parties each agree to (a) conduct business in a manner which reflects favorably at all times on the products, goodwill and reputation of the other party; (b) avoid deceptive, misleading or unethical practices which are or might be detrimental to the other party or its products;
(c) make no false or misleading representations with regard to the other party or its products, and (d) make no representations or warranties to End Users or the computer industry with respect to the specifications, features or capabilities of Products that are inconsistent with literature distributed by the selling party or without the prior written approval of the selling party.
In addition, Netopia will use its best efforts to impose professional standards on its Resellers consistent with the foregoing standards.

     9.3 ASSIGNMENT. Neither the rights nor obligations arising under this Agreement are assignable or delegable by either party without the prior written consent of the other party (which shall not be unreasonably withheld), and any such attempted assignment or delegation shall be void and without effect. Notwithstanding the foregoing, this Agreement may be assigned by either party without the other party's consent by operation of law or in connection with a merger or reorganization or to any third party acquiring substantially all of the assets of either party, provided that the successor entity agrees in writing to perform all obligations of the assigning party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns.

     9.4 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

     9.5 HEADINGS. The Article and Section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

                                      14.

     9.6 RELATIONSHIP OF PARTIES. It is expressly agreed that CMN and Netopia shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party.

     9.7 ARBITRATION. Any dispute, controversy, claim or question arising out of or relating to this Agreement, or the breach thereof, but specifically excluding disputes about money owed, shall be settled by arbitration in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The decision of the arbitrator(s) shall be final and binding and judgment upon the award rendered may be entered by any court having jurisdiction thereof. Neither CMN nor Netopia will cease its obligations under this Agreement during any arbitration proceedings, except by mutual agreement.

     9.8 JURISDICTION AND VENUE. The federal and state courts sitting in Santa Clara County, California shall have exclusive jurisdiction over any disputes arising out of this Agreement, and each party hereby expressly consents to the exercise of personal jurisdiction over it by such courts.

     9.9 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing and delivered personally or sent by registered or certified mail, postage paid, by overnight delivery service such as FedEx or UPS or by facsimile, with confirmation of receipt, addressed as follows:

     In the case of Netopia:            In the Case of CMN:
     Netopia, Inc.                      Copper Mountain Networks, Inc.
     2470 Mariner Square Loop           3931 Sorrento Valley Boulevard
     Alameda, CA 94608                  San Diego, CA  92121-1402
     Attn: Chief Financial Officer      Attn: Chief Financial Officer

     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

     9.10 FORCE MAJEURE. Nonperformance of either party (other than nonpayment) shall be excused to the extent that performance is rendered impossible by act of God, war, strike, fire, flood, earthquake, natural disasters, labor disruptions, materials shortages, governmental acts or orders or restrictions, or any other event is beyond the reasonable control and not caused by the negligence of the non-performing party.

     9.11 SEVERABILITY. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and

                                      15.

agreement of the parties that this Agreement shall be deemed amended by modifying such provision, to the extent necessary to make it legal and enforceable while preserving its intent.

     9.12 WAIVER. A waiver by either of the parties of any covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

     9.13 REMEDIES. All remedies set forth in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

     9.14 SURVIVAL OF TERMS. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

     9.15 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. No subsequent amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

     9.16 FAILURE TO ENFORCE. The failure of either party to enforce at any time or for any period of time any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party to enforce each and every such provision.

     9.17 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of laws provisions, and any applicable laws of the United States.

     9.18 ATTORNEY'S FEES. In any litigation or arbitration between the parties, the prevailing party shall be entitled to reasonable attorney fees and all costs of proceedings incurred in enforcing this Agreement, whether in an original action or on appeal.

     9.19 INJUNCTIVE RELIEF. Netopia agrees that Netopia's unauthorized duplication, distribution or disclosure of any Intellectual Property received by Netopia from CMN will actually and materially damage CMN and such damages are difficult to calculate. In addition, notwithstanding any of the provisions of this Agreement, CMN shall have the unequivocal right to obtain timely injunctive relief to protect its rights under its Intellectual Property.

     9.20 GOVERNMENT SALES. With respect to any sales of Products incorporating software by either party to the U.S. Government, the selling party shall be solely

                                      16.

responsible for the insertion into any government contract or G.S.A. Schedules of the appropriate federally mandated clause relating to "restricted rights" in computer software.

                                      17.

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer as of the Effective Date.

NETOPIA, INC.                           COPPER MOUNTAIN NETWORKS, INC.

By: /s/ MICHAEL TRUPIANO                By: /s/ JOHN A. CREELMAN
   ---------------------------------       -----------------------------------

Name: Michael Trupiano                  Name: John A. Creelman
     -------------------------------         ---------------------------------

Title: VP & GM Netopia Products         Title: VP Finance/C.F.O.
       -----------------------------           -------------------------------

                                      18.

                                   EXHIBIT A

                        COPPERROCKET 201 SPECIFICATIONS

                                      19.

28 May 1998               Indented Bill of Materials                      Page 1
                              Procedure: PDC-R-08
                          Effectivity Date : 05-28-98

                     700-030-22 - RED ROCKET 201 (NETOPIA)

X [***]             [***]                      [***]   [***]   [***]
P [***]             [***]                      [***]   [***]   [***]
P [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
                                                                      0070     05-06-98  05-08-98  05-29-98
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]
  [***]             [***]                      [***]   [***]   [***]


                                      20.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                   EXHIBIT B

                          SDSL ROUTER SPECIFICATIONS



                                      21.

                                      [***]


[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                      [***]


[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                   EXHIBIT C

                         PRODUCT PRICES AND ROYALTIES

1.   NETOPIA PURCHASES OF COPPERROCKET 201

     Netopia shall pay CMN [***] for each CopperRocket 201 for the first [***] units ordered or during the first [***] months after the Effective Date. Thereafter, Netopia shall pay CMN [***] of CMN's list price. As of the Effective Date, the list price for the CopperRocket 201 is [***] per unit.

2.   CMN PURCHASES OF SDSL ROUTER

     CMN shall pay Netopia (i) [***] of Netopia's list price for a 12 user version or an unlimited user version of the SDSL Router, and (ii) [***] of Netopia's list price for an upgrade to an unlimited user version of the SDSL Router. As of the Effective Date, the list price for the SDSL Router is as follows:

          12 user version                       [***]
          Unlimited user version                [***]
          Upgrade to unlimited user version     [***]

3.   CMN ROYALTY FOR NETOPIA SALES OF SDSL ROUTER

     Subject to Section 4, Netopia shall pay CMN a royalty for all sales of the SDSL Router made by Netopia, excluding sales to CMN of the version of the SDSL Router to be marketed by CMN under the CopperRocket 301 product name. The royalty payable to CMN shall equal: (i) the lesser of [***] or [***] of Netopia's list price for the 12 user version of the SDSL Router, (ii) the lesser of [***] or [***] of Netopia's list price for the unlimited user version of the SDSL Router, and (iii) the lesser of [***] or [***] of Netopia's list price for an upgrade to an unlimited user version of the SDSL Router.

4.   CMN ROYALTY FOR NETOPIA SALES OF SDSL ROUTER TO CARRIERS REFERRED BY CMN

     Notwithstanding the royalty set forth in Section 3, Netopia shall pay CMN a higher royalty for all sales of the SDSL Router made by Netopia to Carriers that purchase more than [***] units in any and all ninety (90) day periods beginning with the initial Purchase Order placed within six months after a referral by CMN. The royalty payable to CMN shall equal: (i) the lesser of [***] or [***] of Netopia's list price for the 12 user version of the SDSL Router, (ii) the lesser of [***] or [***] of Netopia's list price for the unlimited user version of the SDSL Router, and (iii) the lesser of [***] or [***] of Netopia's list price for an upgrade to an unlimited user version of the SDSL router.

     [***]

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.